UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Soliciting Material Under § 240.14a-12
RESONANT INC.
(Name of Registrant as Specified in its Charter)
_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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RESONANT INC.
110 Castilian Drive, Suite 100
Goleta, California 93117
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Pacific Time on Tuesday, June 12, 2018
Dear Stockholders:
The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Resonant Inc., a Delaware corporation (“Resonant”), will be held on Tuesday, June 12, 2018, at 10:00 a.m., Pacific Time, at the Hilton Garden Inn located at 6878 Hollister Avenue, Goleta, California 93117, for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect nine directors to serve until the 2019 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
This year, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to our stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2017. The Notice of Internet Availability of Proxy Materials also includes instructions on how you can vote using the Internet, by telephone or in person at the Annual Meeting, and how you can request and receive, free of charge, a printed copy of our proxy materials. All stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail.
The board of directors of Resonant has fixed the close of business on April 13, 2018 as the record date for the Annual Meeting. Only stockholders of record on the record date are entitled to notice of and to vote, in person or by proxy, at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote by telephone or the Internet by following the voting procedures described in the Proxy Materials. If you received printed proxy materials and wish to vote by mail, promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope.

By order of the Board of Directors,
/s/ George Holmes
George. Holmes
Chief Executive Officer

Goleta, California
April 17, 2018

i

RESONANT INC.
PROXY STATEMENT FOR THE
2018 ANNUAL MEETING OF STOCKHOLDERS
__________________
INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXIES
Our board of directors solicits your proxy for the 2018 Annual Meeting of Stockholders (the “Annual Meeting”), and for any postponement or adjournment of the Annual Meeting, for the purposes described in the “Notice of Annual Meeting of Stockholders.” The table below shows some important details about the Annual Meeting and voting. Additional information is available in the “Frequently Asked Questions” section of the proxy statement immediately below the table. We use the terms “Resonant,” “the company,” “we,” “our” and “us” in this proxy statement to refer to Resonant Inc., a Delaware corporation.
The Notice of Annual Meeting, proxy statement, proxy card and copy of our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Annual Report”) are first being made available to our stockholders on or about April 23, 2018.
Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting
This proxy statement and the 2017 Annual Report are available for viewing, printing and downloading at www.proxyvote.com and on the “Investors” section of our website at www.resonant.com. Certain documents referenced in the proxy statement are available on our website. However, we are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.

Meeting Details	June 12, 2018, 10:00 a.m. Pacific Time, at the Hilton Garden Inn located at 6878 Hollister Avenue, Goleta, California 93117

Record Date	April 13, 2018

Shares Outstanding	There were 26,650,166 shares of common stock outstanding and entitled to vote as of the Record Date.

Eligibility to Vote
Holders of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder is entitled to one vote for each share held as of the Record Date.

Quorum
A majority of the shares of common stock outstanding and entitled to vote, in person or by proxy, as of the Record Date constitutes a quorum. A quorum is required to transact business at the Annual Meeting.

Voting Methods
Stockholders whose shares are registered in their names with Computershare, our transfer agent (referred to as “Stockholders of Record”) may vote by proxy via the Internet, phone, or mail by following the instructions on the accompanying proxy card. Stockholders of Record may also vote in person at the Annual Meeting by attending the Annual Meeting and casting a ballot. Stockholders whose shares are held in “street name” by a broker, bank or other nominee (referred to as “Beneficial Owners”) must follow the voting instructions provided by their brokers or other nominees. See “What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?” and “How do I vote and what are the voting deadlines?” below for additional information.

Inspector of Elections	We will appoint an independent Inspector of Elections to determine whether a quorum is present, and to tabulate the votes cast by proxy or in person at the Annual Meeting.
Voting Results
We will announce preliminary results at the Annual Meeting. We will report final results on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) and post results at www.resonant.com as soon as practicable after the Annual Meeting.

Proxy Solicitation Costs
We will bear the costs of soliciting proxies from our stockholders. These costs include preparing, assembling, printing, mailing and distributing notices, proxy statements, proxy cards and Annual Reports. Our directors, officers and other employees may solicit proxies personally or by telephone, e-mail or other means of communication, and we will reimburse them for any related expenses. We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to the Beneficial Owners of the shares that the nominees hold in their names.

FREQUENTLY ASKED QUESTIONS
What matters am I voting on?
You will be voting on:

•	The election of nine directors to hold office until the 2019 annual meeting of stockholders (the "2019 Annual Meeting") or until their successors are duly elected and qualified;

•	A proposal to ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

•	Any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

How does our board of directors recommend that I vote?
Our board of directors recommends that you vote:

•	FOR the election of the nine directors nominated by our board of directors and named in this proxy statement as directors to serve for one-year terms; and

•	FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials?
Instead of mailing printed copies to each of our stockholders, we have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. These rules allow us to make our stockholders aware of the Annual Meeting and the availability of our proxy materials by sending the Notice of Internet Availability of Proxy Materials, or the Notice, which provides instructions for how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. Accordingly, on or about April 23, 2018, we mailed the Notice to each of our stockholders. The Notice contains instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, each of which are available at www.proxyvote.com. The Notice also provides instructions on how to vote your shares through the Internet, by telephone, by mail or in person at the Annual Meeting.
What is the purpose of complying with the SEC’s “notice and access” rules?
We believe compliance with the SEC’s “notice and access” rules allows us to provide our stockholders with the materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise.
Will there be any other items of business on the agenda?
If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and we are not currently aware of any matters that may be properly presented by others for action at the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. Cumulative voting is not permitted with respect to the election of directors.
A complete list of the stockholders entitled to vote at the Annual Meeting will be available at our headquarters, located at 110 Castilian Drive, Suite 100, Goleta, California 93117, during regular business hours for the ten days prior to the Annual Meeting. This list will also be available during the Annual Meeting at the meeting location. Stockholders may examine the list for any legally valid purpose related to the Annual Meeting.
What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?
Stockholders of Record. If, at the close of business on the Record Date, your shares are registered directly in your name with Computershare, our transfer agent, you are considered the Stockholder of Record with respect to those shares. As the Stockholder of Record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee on your behalf, you are considered the Beneficial Owner of shares held in “street name.” As the Beneficial Owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. In general, if you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee may, in its discretion, vote your shares with respect to routine matters (e.g., the ratification of the appointment of our independent auditor), but may not vote your shares with respect to any non-routine matters (e.g., the election of directors). Please see “What if I do not specify how my shares are to be voted?” for additional information.
Do I have to do anything in advance if I plan to attend the Annual Meeting and vote in person?
Stockholders of Record. If you are a Stockholder of Record, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you may be asked to present government-issued photo identification for entrance into the Annual Meeting.
Beneficial Owners. If you are a Beneficial Owner, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker or other nominee, who is the Stockholder of Record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. You may be asked to present government-issued photo identification for entrance into the Annual Meeting. You will also be asked to provide proof of Beneficial Ownership as of the Record Date, such as the voting instructions you received from your broker or other nominee, or your brokerage statement reflecting ownership of shares as of the Record Date.
How do I vote and what are the voting deadlines?
Stockholders of Record. If you are a Stockholder of Record, then you can vote in one of the following ways:

•
You may vote via the Internet or by telephone. To vote via the Internet or by telephone, follow the instructions provided in the Notice or in the proxy card that accompanies this proxy statement. If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 11, 2018. Alternatively, you may request a printed proxy card by following the instructions provided in the Notice.

•
You may vote by mail. If you would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-paid envelope so that it is received no later than June 11, 2018. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named on the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named on the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each of Proposals No. One and Two.

•
You may vote in person. If you plan to attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the Annual Meeting.

Beneficial Owners. If you are the Beneficial Owner of shares held of record by a broker or other nominee, you will receive voting instructions from your broker or other nominee. You must follow the voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee how to vote your shares. The availability of telephone and Internet voting options will depend on the voting process of your broker or other nominee. As discussed above, if you are a Beneficial Owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker or other nominee.

May I change my vote or revoke my proxy?
Stockholders of Record. If you are a Stockholder of Record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;

•	signing and returning a new proxy card with a later date;

•	delivering a written revocation to our Secretary at the address listed on the front page of this proxy statement; or

•	attending the Annual Meeting and voting in person.
Beneficial Owners. If you are the beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. The persons named on the proxy card have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors (as shown on the first page of the proxy statement). If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
What if I do not specify how my shares are to be voted?
Stockholders of Record. If you are a Stockholder of Record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	FOR the election of the nine directors nominated by our board of directors and named in this proxy statement as directors to serve for one-year terms (Proposal No. One);

•	FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal No. Two); and

•	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners. If you are a Beneficial Owner and you do not provide your broker or other nominee that holds your shares with voting instructions, your broker or other nominee will determine if it has discretion to vote on each matter. In general, brokers and other nominees do not have discretion to vote on non-routine matters. Proposal No. One (election of directors) is a non-routine matter, while Proposal No. Two (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee cannot vote your shares with respect to Proposal No. One, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. Two. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. A majority of the shares of common stock outstanding and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were at total of 26,650,166 shares of common stock outstanding, which means that 13,325,084 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (Proposal No. Two). However, because the outcome of Proposal No. One (election of directors) will be determined by a plurality of the voting power of the shares present and entitled to vote at the Annual Meeting, abstentions will have no impact on the outcome of the proposal as long as a quorum exists.
A broker non-vote occurs when a broker or other nominee holding shares for a Beneficial Owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the Beneficial Owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not affect the outcome of the vote on Proposal No. Two.
How many votes are needed for approval of each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Proposal No. One --Election of directors	Plurality of voting power of shares present and entitled to vote	No
Proposal No. Two --Ratification of the appointment of the independent registered public accounting firm	Majority of voting power of shares present and entitled to vote	Yes
With respect to Proposal No. One, you may vote (i) FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. The nine nominees receiving the most FOR votes will be elected. Cumulative voting is not permitted with respect to the election of directors. If you WITHHOLD your vote as to all nominees, your vote will be treated as if you had ABSTAINED from voting on Proposal No. One, and your abstention will have no effect on the outcome of the vote.
With respect to Proposal No. Two, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. Two, the abstention will have the same effect as a vote AGAINST the proposal.
How are proxies solicited for the Annual Meeting and who is paying for the solicitation?
The board of directors is soliciting proxies for use at the Annual Meeting by means of this proxy statement. We will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers and other nominees to forward to the Beneficial Owners of the shares held of record by the brokers or other nominees. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to Beneficial Owners.
This solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Resonant or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Will members of the board of directors attend the Annual Meeting?
We encourage our board members to attend the Annual Meeting. Those who do attend will be available to answer appropriate questions from stockholders.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders of Record who participate in householding will be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that Resonant only send a single copy of the next year’s Notice and, if applicable, the proxy materials, you may contact us as follows:
Resonant Inc.
Attention: Secretary
110 Castilian Drive, Suite 100
Goleta, California 93117
(805) 308-9803
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

PROPOSAL NO. ONE
ELECTION OF DIRECTORS
Our business affairs are managed under the direction of our board of directors, which is currently comprised of eight members. Our board of directors has resolved to increase the size of the board to nine members effective immediately prior to the election of directors at the Annual Meeting. Our directors serve for one-year terms. See “Board of Directors and Corporate Governance” below for more details about our board.
At the Annual Meeting, stockholders will be asked to elect nine directors, Mr. Brett Conrad, Ms. Janet Cooper, Mr. Michael Fox, Mr. George Holmes, Mr. Alan Howe, Mr. Jack Jacobs, Mr. Joshua Jacobs, Mr. John Major and Ms. Jean Rankin, to serve until the 2019 Annual Meeting or until their successors are duly elected and qualified. Dr. Robert Hammond, Dr. Thomas Joseph and Mr. Richard Kornfeld will conclude their service as directors at the Annual Meeting.
There are no family relationships among any of our directors or executive officers. Except as described below under “Proposal No. One-Election of Directors-Board Nomination Agreement,” there are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer.
The table below sets forth the names and certain other information as of March 31, 2018 for each of the nominees for election as a director, all of whom currently serve on the board of directors.

Nominee	Age	Director Since	Position
Brett Conrad	57	--	Director Nominee
Janet K. Cooper	64	2014	Incumbent Director
Michael J. Fox	40	2016	Incumbent Director
George B. Holmes	55	2016	Chief Executive Officer and Incumbent Director
Alan B. Howe	56	--	Director Nominee
Jack H. Jacobs	72	--	Director Nominee
Joshua Jacobs	47	--	Director Nominee
John E. Major	72	2013	Chairman of the Board
Jean Rankin	59	2017	Incumbent Director
Nominees for Director
Below are summaries of the principal occupations, business experience, background, and key skills and qualifications of the nominees. The key skills and qualifications are not intended to be an exhaustive list of each nominee’s skills or contributions to the board, but rather the specific skills and qualifications that led to the conclusion that the person should serve as a director for Resonant.
Brett Conrad. Mr. Conrad is the Managing Member of Longboard Capital Advisors, LLC, a consumer technology-focused investment management firm he founded in 2006. He is also an advisor to Lightyear Leadership, a global leadership and culture consulting and technology firm which he co-founded with his wife, Susanne Conrad as the Conrad Group, Inc. in 1994, and Chairman of imagine1day, Inc., a nonprofit organization providing education, infrastructure and other development assistance in Ethiopia. From 2002 to 2005, Mr. Conrad served as President of Lululemon USA Inc. Previously, Mr. Conrad was a founder of several companies, including TwoJet Technology, Inc., a business software company, and Device Manufacturing Corporation, a snowboard bindings manufacturer (acquired by Ride Snowboard Co.). Mr. Conrad holds a BSc in Petroleum Engineering from Colorado School of Mines and an MBA from the University of Colorado Boulder. Mr. Conrad was selected to serve on our board of directors because of his experience building and selling companies, his capital markets expertise, and the valuable perspective he brings to our board as a significant beneficial stockholder of our company.
Janet K. Cooper. Ms. Cooper has served as a member of our board of directors since January 2014. Ms. Cooper served as Senior Vice President and Treasurer of Qwest Communications International Inc. (now doing business as CenturyLink) from September 2002 to June 2008, and served as Qwest’s Senior Vice President, Finance from 2000 to 2001. From 2001 to 2002, Ms. Cooper was Chief Financial Officer and Senior Vice President of McDATA Corporation (subsequently purchased by Brocade Communications Systems and then Broadcom Limited). From 1998 to 2000, she served in various senior level finance positions at US West Inc., including as Vice President, Finance and Controller and Vice President and Treasurer. Ms. Cooper serves on the board of directors of Lennox International Inc. and The Toro Company. She is also a member of the Board of Trustees of Rose-Hulman Institute of Technology. Ms. Cooper received a B.S. in Math and Computer Science from the University of Illinois, an M.S. in Applied Math from the University of Illinois, and an M.B.A. from the University of Chicago Booth School of Business.
Through her experience in various senior level financial positions with Qwest, McDATA Corporation and US West, among other positions she has held, Ms. Cooper has developed a substantial financial and accounting background and expertise, which she contributes to our board of directors. Ms. Cooper’s financial expertise and acumen in capital markets, audit, tax, accounting, treasury and risk-management matters assists our board in providing oversight to management on these matters. Ms. Cooper’s senior leadership experience also enables her to provide strategic input to our board, in addition to her financial expertise, discipline and oversight.
Michael J. Fox. Mr. Fox has served as a member of our board of directors since February 2016. He is the Chief Executive Officer of Park City Capital, LLC, a value-oriented investment management firm he founded in June 2008 and the Co-Founder of Julie’s Real Foods LLC, a fast-growing natural food company that he co-founded with his wife, Julie, in December 2015. From 2000 to 2008, Mr. Fox worked at J.P. Morgan in New York, most recently as Vice President and Senior Business Services Analyst. As J.P. Morgan’s Senior Business Services Analyst, Mr. Fox headed the firm’s Business Services equity research group from 2005 to 2008. From 2000 to 2005 Mr. Fox was a member of J.P. Morgan’s Leisure equity research group, which was consistently recognized by Institutional Investor’s All America Research Team. Mr. Fox serves on the board of directors of Regional Health Properties, Inc. Mr. Fox received his Bachelor of Business Administration degree from Texas Christian University. Mr. Fox’s expertise and background in the financial and equity markets, coupled with Park City Capital’s significant financial stake in our company, will enable him to provide our board of directors and management with valuable perspectives on executing strategies to maximize stockholder value.
George B. Holmes. Mr. Holmes joined Resonant in February 2016 as President and Chief Commercial Officer and as a member of our board of directors, and was appointed Chief Executive Officer in January 2017. Mr. Holmes brings to us more than 30 years’ leadership experience in sales, marketing and management spanning a broad range of technologies, including semiconductor, optical components and systems and sub-systems for telecom and CATV. Prior to joining Resonant, Mr. Holmes most recently served as Chief Commercial Officer for Tigo Energy, where he was responsible for creating the company’s customer acquisition and expansion strategy. From 2013 to 2015, he worked for Energous Corporation, a developer of wire-free charging technology for electronic devices, first as Senior Vice President Sales & Marketing then as Chief Commercial Officer where he was responsible for securing development and licensing agreements, overseeing IP strategy and process, spearheading regulatory strategy and tactics and public and investor relations. From 2011 to 2013, he served as Vice President of Sales at SolarBridge Technologies, overseeing all sales, business development and sales operations. His prior experience includes serving as Senior Vice President of Sales and Marketing for PureEnergy Solutions, a developer and manufacturer of wireless power products as well as senior sales executive roles at Agere Systems (formerly Lucent MicroElectronics), Ortel Corp (acquired by Lucent), Level One Communications and Symmetricom. Mr. Holmes holds a B.A. in Business from the University of Puget Sound and a Diploma in international business from Nyenrode University, Netherlands. Mr. Holmes was selected to serve on our board of directors because of his extensive experience commercializing technologies.
Alan B. Howe. Mr. Howe has served as co-founder and Managing Partner of Broadband Initiatives, LLC, a telecommunications consulting firm, since 2002. He served as Vice President of Strategic and Wireless Business Development for Covad Communications, Inc., a national broadband telecommunications company, from 2005 to 2008, and as Chief Financial Officer and Vice President of Corporate Development for Teletrac, Inc., a mobile data and location solutions provider, from 1995 to 2011. Previously, he held various executive management positions for Sprint and Manufacturers Hanover Trust Company. Mr. Howe is currently a member of the board of directors of Determine, Inc. (formerly Selectica, Inc.), Data I/O Corporation, MagicJack Vocaltec, WidePoint Corporation

, and CafePress, Inc. Mr. Howe holds a B.S. in business administration and marketing from the University of Illinois and an M.B.A. in finance from the Indiana University, Kelley Graduate School of Business. Mr. Howe was selected to serve on our board of directors because of his operational, corporate finance, business development and leadership experience, as well as his in-depth strategic knowledge of the wireless, telecommunications, high technology and software industries.
Jack H. Jacobs. Mr. Jacobs has been an on-air commentator for MSNBC since 2002 and is a principal of The Fitzroy Group, Ltd., a firm that specializes in the development of residential real estate. He has held the McDermott Chair of Politics at West Point since 2005. Mr. Jacobs was a co-founder and Chief Operating Officer of AutoFinance Group Inc., one of the firms to pioneer the securitization of debt instruments, from 1988 to 1989. The firm was acquired by KeyBank. Previously he was a Managing Director of Bankers Trust Corporation, a diversified financial institution and investment bank. Mr. Jacobs’ military career included two tours of duty in Vietnam, where he was among the most highly decorated soldiers, earning three Bronze Stars, two Silver Stars and the Medal of Honor, the nation’s highest combat decoration. He retired from active military duty as a Colonel in 1987. Mr. Jacobs has been a member of the board of directors of Paragon Technologies, Inc. since 2012 and a director of Datatrak International, Inc., a technology and services company delivering solutions for the clinical trials industry, since 2016. Mr. Jacobs received a B.A. and a Master’s degree from Rutgers University. Mr. Jacobs was selected to serve on our board of directors because of his public company, corporate governance and leadership experience.
Joshua Jacobs. Mr. Jacobs serves as the President and Chairman of the Board of theMaven, Inc., a business operations platform for professional internet publishers, where he leads its board of directors and oversees its business operations. He also serves as an independent board member at Invoca, Inc., a software company in the call intelligence market. From 2015 to 2016, Mr. Jacobs served as President of Services at Kik Interactive, where he led the creation of a developer and advertising ecosystem powered by one of the world’s leading chat and messaging platforms. From 2011 to 2015, he served as the Chief Executive Officer of Accuen Inc., the programmatic media buying platform of Omnicom Media Group, and as President of Omnicom Media Group. From 2009 to 2011, Mr. Jacobs served as the Senior Vice President of Advertising Products and Global Marketing at Mode Media, where he oversaw all aspects of brand advertising, applications and ad partners as well as global marketing, including brand and agency marketing, corporate communications and research. His prior experience includes serving as Vice President and General Manager of Marketing Technology for Yahoo!, President of X1 Technologies, Inc., and a senior executive of Bigstep, Inc. Mr. Jacobs was selected to serve on our board of directors because of his extensive experience commercializing technologies.
John E. Major. Mr. Major has served as a member of our board of directors since December 2013. Mr. Major founded MTSG, a strategic consulting and investment company of which he serves as president, in 2003. From April 2004 to October 2006, he also served as chief executive officer of Apacheta Corp., a privately held mobile, wireless software company whose products are used to manage retail inventory, service and deliveries. From August 2000 until January 2003, Mr. Major was chairman and CEO of Novatel Wireless Inc., a wireless data access solutions company. Previously, Mr. Major served as corporate executive vice president of Qualcomm and president of its wireless infrastructure division and CEO of Wireless Knowledge. For approximately 18 years, he held various executive and leadership positions at Motorola Inc., the most recent of which was senior vice president and chief technology officer. He served on the University of California President's Board on Science and Innovation. He serves as Chairman of the Dean's Advisory Committee of the University of Rochester Hajim School of Engineering and Applied Science and as Chairman of the University of Illinois at Chicago-Engineering School Advisory Board. Mr. Major also serves as Chairman Emeritus of the Board of EvoNexus, a nonprofit telecom industry group and incubator and Chairman of the La Jolla Institute, the premier research institute focused on the immune system. Previously, he has served on the Computer Science and Telecommunications Board of the National Academy of Science, and the board of the Software Engineering Institute. He currently serves on the boards of directors of Broadcom, Lennox International Inc., Littelfuse Inc., ORBCOMM Inc., Lattice Semiconductor Corporation and Resonant Inc. Additionally, he is chairman of the board of Pulse Electronics. Mr. Major received a B.S. in Mechanical and Aerospace Engineering from the University of Rochester, an M.S. in Mechanical Engineering from the University of Illinois, an M.B.A. from Northwestern University and a J.D. from Loyola University. Mr. Major is a named inventor in 13 U.S. patents.

Mr. Major was selected to serve on our board of directors because of his extensive experience with the technologies we are developing and technology companies in general, and his experience serving on the boards of directors of very substantial public companies. He contributes substantial experience in product innovation, compensation programs and mergers and acquisitions.
Jean F. Rankin. Ms. Rankin has served as a member of our board of directors since July 2017. Ms. Rankin served as Executive Vice President, Secretary and General Counsel for LSI Corporation, a designer of semiconductors and software that accelerated storage and networking in data centers, mobile networks and client computing, from 2007 to May 2014, when LSI was acquired by Broadcom Limited (formerly Avago Technologies). Ms. Rankin was a key participant in the strategic process and negotiations resulting in the company’s successful sale to Broadcom. Ms. Rankin currently serves on the Board of Directors of InterDigital, Inc., a public company that designs and develops advanced technologies to enable and enhance wireless communications. InterDigital has an extensive patent portfolio and derives a majority of its revenue from licensing its patents. Ms. Rankin chairs the Compensation Committee and is also a member of the Nominating and Governance Committee. Prior to that, Ms. Rankin served as General Counsel for Agere Systems Inc., before it merged with LSI in April 2007. Prior to Agere, Ms. Rankin held several positions of increasing responsibility at Lucent Technologies, Inc. over a five-year span, as well as at AT&T for six years. She holds a law degree from University of Pennsylvania Law School and a B.A. from the University of Virginia. Ms. Rankin was selected to serve on our board of directors because of her extensive experience as an executive of technology companies.
Board Nomination Agreement
Park City Capital Offshore Master, Ltd. and Park City Capital, LLC (collectively, “Park City”), companies affiliated with Michael Fox, a member of our board of directors, provided notice to us in March 2018 of their intent to nominate a slate of six nominees including Mr. Fox for election as directors at the Annual Meeting in opposition to the nominees proposed by our board of directors. Following discussions with Park City, we entered into an agreement with Park City with respect to the composition of our board of directors. In exchange for Park City’s agreement to irrevocably withdraw its notice of director nominees and terminate all pre-solicitation, solicitation and other activities related to the election of its director nominees at the Annual Meeting, we agreed to nominate for election at the Annual Meeting the nine nominees identified above, three of whom, Michael Fox, Alan Howe and Jack Jacobs, were selected by Park City. We also agreed that immediately following their election at the Annual Meeting, either Michael Fox or Alan Howe will be appointed to serve on each of the audit committee, compensation committee and nominating and governance committee of our board of directors. Park City also agreed to refrain from nominating a slate of nominees in opposition to the nominees proposed by our board of directors for election at the 2019 annual meeting of stockholders so long as our board agrees to include in its slate three nominees acceptable to Park City.
Vote Required and Board Recommendation
Directors are elected by a plurality vote. The nine nominees for directors receiving the highest number of votes cast will be elected as directors.
***THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE ON THE WHITE PROXY CARD***

PROPOSAL NO. TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has appointed Crowe Horwath LLP (“Crowe Horwath”), as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2018. Crowe Horwath also served as our independent registered public accounting firm for the fiscal years ended December 31, 2017 and 2016.
At the Annual Meeting, stockholders will be asked to ratify the appointment of Crowe Horwath as our independent registered public accounting firm for the year ending December 31, 2018. Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, our board of directors submits the appointment of Crowe Horwath to our stockholders for ratification as a matter of good corporate governance. If this appointment is not ratified by the affirmative vote of a majority of the votes validly cast at the Annual Meeting at which a quorum is present, the appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during the year ending December 31, 2018 if our audit committee believes that such a change would be in the best interests of Resonant and its stockholders. A representative of Crowe Horwath is not expected to be present at the Annual Meeting.
Fees Paid to Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by Crowe Horwath for the fiscal years ended December 31, 2017 and 2016.

	2017	2016
Audit Fees (1)	$192,013	$210,846
Audit-Related Fees (2)	36,798	106,000
Tax Fees (3)	-	-
All Other Fees	-	-
Total Fees	$228,811	$316,846
___________________

(1)
“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our From 10-K for the years ended December 31, 2016 and 2017, review of our quarterly financial statements presented in our quarterly reports during 2016 and 2017, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
“Audit-Related Fees” consist of fees for professional services that are reasonably related to the performance of the audit or review of the company’s financial statements. Audit-related fees also consisted of fees for professional services rendered in connection with the registration of shares pursuant to our registration statements on Form S-3 and Form S-8 that we filed with the SEC during the fiscal year.

(3)	“Tax Fees” consist of professional services rendered in connection with tax audits, tax compliance, and tax consulting and planning.
Auditor Independence
In 2017, there were no other professional services provided by Crowe Horwath that would have required the audit committee to consider their compatibility with maintaining the independence of Crowe Horwath.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee has a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Before engagement of the independent registered public accounting firm for the next fiscal year’s audit, the independent registered public accounting firm submits to the audit committee for approval a detailed description of services expected to be rendered during that year for each of the following categories of services:

•
Audit services. Audit services include the annual financial statement audit (including required quarterly reviews) and other procedures required to be performed by the independent auditor to form an opinion on our consolidated financial statements. Audit services also include, as necessary, the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting. Other audit services may include services associated with SEC registration statements, periodic reports and other documents filed with the SEC.

•
Audit-related services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor.

•	Tax Services. Tax services include services related to tax compliance, tax planning and tax advice.

•	All Other Services. All other services are those services not described in the other categories that are not prohibited by SEC rules.

The audit committee pre-approves particular services or categories of services on a case-by-case basis. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the services must be pre-approved by the audit committee, or as permitted, the audit committee chair, before the independent registered public accounting firm is engaged. Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm are established annually by the audit committee. Any proposed services exceeding these levels or amounts require specific pre-approval by the audit committee, or the audit committee chair. All fees paid to Crowe Horwath for the fiscal years ended December 31, 2017 and 2016 were pre-approved by the audit committee in accordance with the process described in the policy above.
Vote Required and Board Recommendation
The affirmative vote of a majority of the votes validly cast at the Annual Meeting at which a quorum is present is required to ratify the appointment of Crowe Horwath as our independent registered public accounting firm for the year ending December 31, 2018.
***THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP ***

REPORT OF THE AUDIT COMMITTEE
The Audit Committee maintains effective working relationships with the Board, management and Crowe Horwath, LLP, the Company’s independent registered public accounting firm (the “Independent Accountants”). As set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our Company’s consolidated financial statements and disclosures are complete and accurate and in accordance with U.S. generally accepted accounting principles and applicable rules and regulations. The Independent Accountants are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles.
The Audit Committee has (1) reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2017 with the Company’s management and with the Independent Accountants; (2) discussed with the Independent Accountants the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and (3) received the written disclosures and the letter from the Independent Accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Independent Accountants the Independent Accountants’ independence and considered whether the provision of non-audit services by the Independent Accountants to the Company is compatible with the Independent Accountants’ independence.
Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the Independent Accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s consolidated financial statements have been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s Independent Accountants are in fact “independent.”
Based upon the reviews and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.
Submitted by the Audit Committee of the Board:
Janet Cooper (Chair)
Richard Kornfeld
John Major

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Composition
Our business affairs are managed under the direction of our board of directors, which is currently comprised of eight members: Ms. Janet Cooper, Mr. Michael Fox, Dr. Robert Hammond, Mr. George Holmes, Dr. Thomas Joseph, Mr. Richard Kornfeld, Mr. John Major and Ms. Jean Rankin. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Our board of directors has resolved to reduce the size of the board to nine members effective immediately prior to the election of directors at the Annual Meeting.
The board of directors met 13 times in 2017. Each board member attended at least 75% of the aggregate number of board meetings and meetings of standing committees of which he or she is a member.
Director Independence
Our common stock is listed on the NASDAQ Capital Market. Under the rules of The NASDAQ Stock Market LLC (“NASDAQ”), independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent. Under the rules of NASDAQ, a director will only qualify as an ‘‘independent director’’ if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our board of directors has undertaken a review of the independence of each director and director nominee and considered whether each director and director nominee has a material relationship with us that could compromise such director’s or nominee’s ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors has determined that Messrs. Fox, Kornfeld and Major, Dr. Joseph, Ms. Cooper and Ms. Rankin, current directors, are ‘‘independent directors’’ as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of NASDAQ. In addition, our board of directors has determined that Messrs. Conrad, Howe, Jack Jacobs and Joshua Jacobs, director nominees standing for election for the first time at the Annual Meeting, also will be “independent directors” upon their election to the board. In making its determination, our board considered the consulting services provided by Dr. Joseph during 2016 and 2017, for which he was compensated $41,806 and $25,693, respectively, and the circumstances leading to Messrs. Conrad, Howe, Jack Jacobs and Joshua Jacobs nominations for election to the board at the Annual Meeting.
Board Leadership Structure; Lead Independent Director
Our corporate governance guidelines provide that one of our independent directors should serve as a lead independent director at any time when our chief executive officer serves as the chairman of our board of directors or if the chairman is not otherwise independent. From our initial public offering in May 2014 until June 2015, our chief executive officer served as chairman of our board of directors, and Mr. Major served as our lead independent director. As lead independent director, Mr. Major presided over periodic meetings of our independent directors, served as a liaison between our chairman and the independent directors, worked with our chairman to establish board meeting agendas, raised issues with management on behalf of the independent directors when appropriate, oversaw the general functioning of the board and committees and performed such additional duties as our board of directors otherwise determined and delegated.
In June 2015, our board of directors appointed Mr. Major as chairman of the board, a position he continues to occupy. As chairman, Mr. Major presides over meetings of our full board of directors and otherwise continues to perform many of the same functions he previously performed as lead independent director. Our board of directors determined to change our leadership structure to separate the roles of chief executive officer and chairman because the board believes that, at this time, Resonant and its stockholders are best served by having an independent chairman convene, establish, after consultation with management, set agenda items for, and preside over meetings of our board of directors and executive sessions of the independent directors. We further believe that our corporate governance principles and policies ensure that strong and independent directors will continue to effectively oversee our management and key issues related to long-range business plans, strategic issues, risks, and integrity.

Committees of the Board of Directors
Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee, each of which has the composition and responsibilities described below. Members will serve on these committees until their resignation or as otherwise determined by our board of directors. Each of these standing committees operates under a written charter adopted by the board of directors. The charters are available on the “Investors” portion of our website at www.resonant.com.
The table below provides current membership information for each of the three standing board committees.

Committees
Name	Audit	Compensation	Nominating and Governance
Janet Cooper	Chair		X
Michael Fox		X
Robert Hammond
George Holmes
Thomas Joseph		X	X
Richard Kornfeld	X	Chair
John Major	X		Chair
Jean Rankin		X
Number of Committee Meetings Held in Fiscal 2017	5	9	7
Audit Committee. Messrs. Kornfeld and Major and Ms. Cooper, each of whom is a non-employee member of our board of directors, serve on our audit committee, and Ms. Cooper chairs the committee. Our board of directors has determined that each of the members of the audit committee satisfies the requirements for independence and financial literacy under the rules and regulations of NASDAQ and the SEC. Our board of directors has also determined that Ms. Cooper qualifies as an “audit committee financial expert,” as defined in the SEC rules, and satisfies the financial sophistication requirements of NASDAQ. The audit committee is responsible for, among other things:

•	appointing, overseeing, and if need be, terminating any independent auditor;

•	assessing the qualification, performance and independence of our independent auditor;

•	reviewing the audit plan and pre-approving all audit and non-audit services to be performed by our independent auditor;

•	reviewing our financial statements and related disclosures;

•	reviewing the adequacy and effectiveness of our accounting and financial reporting processes, systems of internal control and disclosure controls and procedures;

•	reviewing our overall risk management framework;

•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters;

•	reviewing and discussing with management and the independent auditor the results of our annual audit, reviews of our quarterly financial statements and our publicly filed reports;

•	reviewing and approving related person transactions; and

•	preparing the audit committee report that the SEC requires in our annual proxy statement.

Compensation Committee. Messrs. Fox and Kornfeld, Dr. Joseph and Ms. Rankin, each of whom is a non-employee member of our board of directors, comprise our compensation committee, and Mr. Kornfeld chairs the committee.

Our board of directors has determined that each of the members of the compensation committee meets the requirements for independence under the rules of NASDAQ and the SEC. The compensation committee is responsible for, among other things:

•	reviewing the elements and amount of total compensation for all officers;

•	formulating and recommending any proposed changes in the compensation of our chief executive officer for approval by the board;

•	reviewing and approving any changes in the compensation for officers, other than our chief executive officer;

•	administering our equity compensation plans;

•	reviewing annually our overall compensation philosophy and objectives, including compensation program objectives, target pay positioning and equity compensation; and

•	preparing the compensation committee report that the SEC will require in our annual proxy statement.

Nominating and Governance Committee. Mr. Major, Dr. Joseph and Ms. Cooper, each of whom is a non-employee member of our board of directors, comprise our nominating and governance committee, and Mr. Major chairs the committee. Our board of directors has determined that each of the members of the nominating and governance committee meets the requirements for independence under the rules of NASDAQ for service on this committee. The nominating and governance committee is responsible for, among other things:

•	evaluating and making recommendations regarding the composition, organization and governance of our board of directors and its committees;

•	identifying, recruiting and nominating director candidates to the board if and when necessary;

•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;

•	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations; and

•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the audit committee.

Other Board Committees. Our board of directors forms ad hoc committees from time-to-time to assist the board in fulfilling its responsibilities with respect to matters that are the subject of the ad hoc committee’s mandate. During 2017, the board maintained a strategy and financing committee to assist the board by making recommendations on, and in certain cases approving, financing transactions and other initiatives that the committee believes are reasonably likely to maximize stockholder value. During 2017, the strategy and financing committee was chaired by Ms. Rankin and also consisted of Ms. Cooper, Messrs. Major and Kornfeld and Drs. Hammond and Joseph.
Board Member Nomination Process
The nominating and governance committee employs a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, the nominating and governance committee will consider the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors. Some of the qualifications that the committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. The nominating and governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on our board of directors: (i) the highest personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills and expertise that are complementary to those of the existing members of our board of directors, (iv) the ability to assist and support management and make significant contributions to the company’s success, and (v) an understanding of the fiduciary responsibilities that are required of a member of our board of directors, and the commitment of time and energy necessary to diligently carry out those responsibilities. Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and governance committee may also consider other factors that it may deem, from time to time, in our and our stockholders’ best interests. The nominating and governance committee may also take measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and governance committee, the board of directors, or management.
Although the board of directors does not maintain a specific policy with respect to board diversity, the board of directors believes that the board should be a diverse body, and the nominating and governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the nominating and governance committee may take into account the benefits of diverse viewpoints. After completing its review and evaluation of director candidates, the nominating and governance committee recommends to the full board of directors the director nominees for election. The nominating and governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations.
Stockholder Recommendations and Nominations of Candidates for Election to the Board of Directors
The nominating and governance committee will consider candidates for nomination to the board of directors recommended by any stockholder holding at least one percent (1%) of the fully diluted capitalization of Resonant for at least twelve months prior to the date that the recommendation is submitted. The committee will evaluate recommendations in accordance with its charter, our bylaws, our policies and procedures for director candidates, as well as the nominee criteria described above. This process is designed to ensure that the board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. A stockholder wishing to recommend a candidate for nomination should contact our Secretary in writing, at the address indicated in the next paragraph. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve on our board of directors, information regarding any relationships between the candidate and Resonant and evidence of the recommending stockholder’s ownership of our common stock. The recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board of directors membership. Our nominating and governance committee has sole discretion to decide which individuals to recommend for nomination as directors.
A stockholder of record can nominate a candidate directly for election to the board by complying with the procedures in Section 2.4 of our bylaws and the rules and regulations of the SEC. An eligible stockholder who wishes to submit a nomination should review the requirements in our bylaws for nominations by stockholders. Any nomination should be sent in writing to the company, addressed to the attention of the Secretary at Resonant Inc., 110 Castilian Drive, Suite 100, Goleta, California 93117. Notice of nominations for the 2019 Annual Meeting must be received by us no earlier than February 7, 2019 and no later than March 9, 2019. The notice must state the information required by Section 2.4 of our bylaws and otherwise comply with applicable federal and state law.
A copy of our bylaws may be obtained by accessing Resonant’s filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for nominating director candidates.
Board’s Role in Risk Management Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational risks. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of the risks we face, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board must satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our board of directors believes that open communication between management and the board of directors is essential for effective risk management and oversight. Our board meets with our chief executive officer and other members of the senior management team at regularly scheduled quarterly board meetings and in other meetings between the quarterly meetings, where, among other topics, they discuss strategy and risks facing the company.

While our board of directors is ultimately responsible for risk oversight, our board committees assist the board of directors in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, and legal and regulatory compliance. The audit committee also discusses guidelines and policies with respect to risk assessment and risk management with management and the independent auditor. In addition, the audit committee reviews management’s assessment of the key risks facing us, including the key controls it relies on to mitigate those risks. The audit committee also monitors certain key risks at each of its regularly scheduled meetings, such as risk associated with internal control over financial reporting and liquidity risk. The nominating and governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. The compensation committee assesses risks created by the incentives inherent in our compensation policies as well as in our leadership development and succession planning. Finally, the full board of directors reviews strategic and operational risk reported by the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.
Stockholder Communications with the Board of Directors
Stockholders wishing to communicate with our board of directors or with an individual member of our board may do so by writing to our board of directors or to the particular member of our board, and mailing the correspondence to our Secretary, Resonant Inc., 110 Castilian Drive, Suite 100, Goleta, California 93117 or sending it by email to ir@resonant.com. Our chief executive officer, in consultation with our outside legal counsel, will review all incoming stockholder communications (excluding mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive material), and if deemed appropriate, the stockholder communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the chairman of the board.
Corporate Governance Guidelines; Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the “Investors” portion of our website at www.resonant.com. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

Non-Employee Director Compensation
Director Compensation Table
The following table details the total compensation earned by our non-employee directors in fiscal year 2017:

Director	Fees Earned or Paid in Cash	Stock Awards(1)(2)(3)	All Other Compensation		Total
Janet Cooper	$50,000	$49,996	$—		$99,996
Michael Fox	$50,000	$49,996	$—		$99,996
Thomas Joseph	$50,000	$49,996	$25,693	(4)	$125,689
Richard Kornfeld	$50,000	$49,996	$—		$99,996
John Major	$75,000	$74,992	$—		$149,992
Jean Rankin	$12,500	$105,360	$—		$117,860
________________

(1)
Represents awards of restricted stock units, each of which entitles the director to receive one share of our common stock at the time of vesting, without the payment of an exercise price or other cash consideration.

(2)
These amounts represent the grant date fair value of the stock awards granted in fiscal year 2017 determined in accordance with ASC Topic 718. These amounts may not correspond to the actual value eventually realized by the director, which depends in part on the market value of our common stock in future periods. Assumptions used in calculating these amounts are set forth in the Notes to Consolidated Financial Statements included in this annual report on Form 10-K for the year ended December 31, 2017.

(3)
On June 6, 2017, upon their reelection to the board, each of Ms. Cooper, Messrs. Kornfeld and Fox and Dr. Joseph received an award of restricted stock units for 11,627 shares of our common stock, and Mr. Major received an award of restricted stock units for 17,440 shares of our common stock, which awards vest and settle 50% on the earlier of the day prior to the first annual meeting of stockholders following the grant and June 6, 2018, and 50% on the earlier of the day prior to the second annual meeting of stockholders following the grant and June 6, 2019. On July 5, 2017, in connection with her initial appointment to the board, Ms. Rankin received an award of restricted stock units for 24,000 shares of our common stock, which award vests and settles 50% on each of July 3, 2018 and July 3, 2019. As of December 31, 2017, the non-employee directors held restricted stock units for the following number of shares of our common stock: Ms. Cooper - 17,594; Mr. Fox - 29,594; Dr. Joseph - 17,594; Mr. Kornfeld - 17,594; Mr. Major - 26,390; and Ms. Rankin - 24,000. Restricted stock units generally vest in two installments of 50% each on the first and second anniversaries of the date of grant.

(4)	Consists of fees for consulting services provided by Dr. Joseph during fiscal year 2017.

Outside Director Compensation Policy
Our board of directors has adopted a policy for the compensation for our non-employee directors, or the Outside Directors. Outside Directors will receive compensation in the form of equity granted under the terms of the Resonant Inc. Amended and Restated 2014 Omnibus Incentive Plan, as amended to date (the “2014 Plan”) and cash, as described below:
Initial award to Outside Directors. Each person who first becomes an Outside Director will be granted 24,000 restricted stock units, or the Initial RSU Award. These awards will be granted on the date of the first meeting of our board of directors or compensation committee occurring on or after the date on which the individual first became an Outside Director or commenced service as chairman or lead independent director. The shares underlying the Initial RSU Award will vest as to one-half of the shares subject to such award on each of the first and second anniversary of the commencement of the individual’s service as an Outside Director, subject to continued service as a director through the applicable vesting date. If a director’s status changes from an employee director to an Outside Director, he or she will not receive an Initial RSU Award.
Initial award to chairman or lead independent director. An Outside Director, upon first becoming chairman of the board or lead independent director, will be granted a restricted stock unit with a grant date fair value equal to $25,000, pro-rated based on the number of days remaining from the date on which such Outside Director first becomes chairman or lead independent director until the first anniversary of our last annual meeting of stockholders.

One-half of the shares underlying this award will vest on the earlier of (i) the day prior to the first annual meeting of stockholders following the grant or (ii) one year from grant, and one-half of the shares underlying this award will vest on the earlier of (i) the day prior to the second annual meeting of stockholders following the grant or (ii) two years from grant, subject to continued service as chairman of the board and/or lead independent director through the applicable vesting date.
Annual award to Outside Directors. On the date of each annual meeting of our stockholders, each Outside Director who has served on our board of directors for at least the preceding six months will be granted restricted stock units with a grant date fair value equal to $50,000, or the Annual RSU Award. One-half of the shares underlying the Annual RSU Award will vest on the earlier of (i) the day prior to the first annual meeting of stockholders following the grant or (ii) one year from grant, and one-half of the shares underlying the Annual RSU Award will vest on the earlier of (i) the day prior to the second annual meeting of stockholders following the grant or (ii) two years from grant, subject to continued service as a director through the applicable vesting date.
Annual award to chairman or lead independent director. On the date of each annual meeting of our stockholders, an Outside Director who has served as chairman of the board or lead independent director for at least the preceding six months will be granted, in addition to the Annual RSU Award, restricted stock units with a grant date fair value equal to $25,000. One-half of the shares underlying this award will vest on the earlier of (i) the day prior to the first annual meeting of stockholders following the grant or (ii) one year from grant, and one-half of the shares underlying this award will vest on the earlier of (i) the day prior to the second annual meeting of stockholders following the grant or (ii) two years from grant, subject to continued service as chairman of the board and/or lead independent director through the applicable vesting date.
Cash compensation. Each Outside Director receives an annual retainer of $50,000 in cash for serving on our board of directors, or the Annual Fee. The Outside Director who serves as chairman of the board or lead independent director will receive an additional annual cash retainer of $25,000. The Annual Fee is paid in quarterly installments to each Outside Director who has served in the relevant capacity for the immediately preceding fiscal quarter no later than 30 days following the end of such preceding fiscal quarter. An Outside Director who has served in the relevant capacity for only a portion of the immediately preceding fiscal quarter will receive a prorated payment of the quarterly payment of the Annual Fee.
Consulting Arrangement with Thomas Joseph
In addition to his services as a member of our board of directors, Dr. Joseph provided engineering design and fabrication advisory services to us during 2016 and 2017 for which he was separately compensated at an hourly rate of $175, not to exceed $119,999 in the aggregate during any twelve-month period. During fiscal year 2017, Dr. Joseph earned $25,693 for advisory services. Our advisory services arrangement with Dr. Joseph terminated in April of 2017.

EXECUTIVE OFFICERS
The following table provides information regarding our executive officers as of March 31, 2018. Our executive officers are appointed by our board of directors and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

Nominee	Age	Position
George Holmes	55	Chief Executive Officer
Jeff Killian	58	Chief Financial Officer and Secretary
Robert Hammond	70	Chief Technology Officer
Neal Fenzi	57	Executive Vice President of Engineering
Please see “Proposal No. One -- Election of Directors - Nominees for Director” for information about Mr. Holmes, who also serves on our Board and is a nominee for election at the Annual Meeting.
Jeff Killian. Mr. Killian has served as our Chief Financial Officer since October 2016. Mr. Killian served as Cascade Microtech, Inc.’s Chief Financial Officer, Vice President of Finance, and Secretary from April 2010 until June 2016 when Cascade Microtech, Inc. was acquired by FormFactor, Inc. From June 2008 to April 2010, Mr. Killian served as the Director of Finance at Cascade Microtech, Inc. Prior to this, from May 1997 to June 2008, Mr. Killian served in various financial roles at TriQuint Semiconductor, Inc. including Treasurer, Director of Financial Planning and Analysis, Corporate Controller, and as its Director of Oregon Finance. Mr. Killian holds a B.S. in Finance from Oregon State University and an M.B.A. from the University of Oregon.
Robert Hammond. Dr. Hammond has served as our Chief Technology Officer and as a member of our board of directors since June 2013, and served as Chief Technology Officer of our predecessor, Resonant LLC from June 2012 until June 2013. Prior to founding Resonant, Dr. Hammond served for more than 20 years as Senior Vice President and Chief Technology Officer of Superconductor Technologies, Inc., where he was involved in the development of high temperature superconducting materials, cryogenic refrigeration and packaging, and RF and microwave circuits. Prior to that, he was Leader Electronics Advanced Development at Los Alamos National Labs. Dr. Hammond holds a BS degree in Physics, a MS degree in Applied Physics and a PhD in Applied Physics, each from the California Institute of Technology.
Neal Fenzi. Mr. Fenzi is a co-founder of Resonant and has served as our Executive Vice President of Engineering since June 2017. Prior to that, Mr. Fenzi served as our Chief Operating Officer from December 2014 until June 2017, our Vice President of Engineering from June 2013 to December 2014, and our Secretary and Treasurer from June 2013 until January 2014. Mr. Fenzi also served as Vice President of Engineering of our predecessor, Resonant LLC, from June 2012 until June 2013. Prior to founding Resonant, from 1991 until June 2012, Mr. Fenzi served in engineering, operations and marketing positions at Superconductor Technologies Inc., including as Vice President of Engineering, Chief Engineer and Vice President of Product Management. Mr. Fenzi holds a BSEE degree from New Mexico State University.

EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
The compensation committee of the board is responsible for the executive compensation programs for our executive officers and reports to the board on its discussions, decisions and other actions. Typically, our chief executive officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the executive officers that report to him, except that he does not make recommendations as to his own compensation. Our chief executive officer makes recommendations to our compensation committee regarding short-term and long-term compensation for all executive officers, excluding himself, based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the chief executive officer, as well as each individual compensation component. The compensation committee makes recommendations to the board regarding compensation for the chief executive officer. The independent members of the board make the final decisions regarding executive compensation for our chief executive officer.
The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2017, the compensation committee retained Compensia, Inc. (“Compensia”), an executive compensation advisory firm, to provide it with information, recommendations and other advice relating to executive compensation. Compensia serves at the discretion of the compensation committee. The compensation committee engaged Compensia to assist us in structuring our annual bonus program for 2018 and to determine the appropriate level of overall compensation for our executive officers.
The compensation committee periodically, and at least annually, considers and assesses the independence of its compensation consulting firm, including whether such firm has any potential conflicts of interest with our company or members of the compensation committee, as set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. The most recent review was conducted in April 2018. Based on that review, the committee concluded that it is not aware of any conflict of interest that has been raised by work performed by Compensia or the individual consultants employed by Compensia that perform services for the committee.
Compensation Elements
Our compensation package for executive officers consists of base salary, annual incentive (bonus) awards, and long-term equity-based compensation. The executive officers are also eligible to participate in all of our employee benefit plans. We also provide in certain circumstances, a sign-on bonus to executive officers, which is applied against and reduces any other bonus to which the executive is entitled for one or more fiscal years and must be repaid if the executive officer voluntarily terminates employment with us other than for good reason within one year of commencement of employment.
Base Salary. We provide competitive base salaries to pay for day-to-day service in light of each individual’s duties and responsibilities, experience, expertise and individual performance. Individual salary levels are determined based on assessments of internal job responsibilities, experience in the role, and market levels for comparable positions. Salary increases also are determined based on market levels of compensation and an assessment of individual and team performance for the year.
Annual base salaries for 2016, 2017 and as of April 2018 for the named executive officers are as follows:

Name	2016 Annual Base Salary ($)	2017 Annual Base Salary ($)	2018 Annual Base Salary ($)
Terry Lingren (1)	300,000	300,000	—
George Holmes (2)	295,000	325,605	365,000
Jeff Killian (3)	275,000	276,070	305,000
Robert Hammond	250,000	255,836	263,961

(1)	Mr. Lingren resigned as our Chief Executive Officer on January 9, 2017.

(2)	Mr. Holmes’s employment with Resonant commenced on February 29, 2016.

(3)	Mr. Killian’s employment with Resonant commenced on October 24, 2016.
Incentive (Bonus) Awards. We provide eligible employees, including our named executive officers, the opportunity to earn bonus awards upon achieving predetermined performance goals and objectives. The purpose is to reward attainment of company goals and/or individual performance objectives, with award opportunities expressed as a percentage of base salary. Bonuses can be measured and paid quarterly and/or annually, and are paid in cash, equity or a combination of cash and equity, in the discretion of our compensation committee.
2017 Incentive Bonus Program. During 2017, our executive officers, including our named executive officers, participated in the 2017 incentive bonus program. The program provided for the award of quarterly and annual bonuses to our employees and executive officers if certain performance goals, based on company-wide billings, expenses and certain other individual non-monetary targets, were attained in quarterly and annual performance periods during our 2017 fiscal year. The awards contained a combination of service conditions and performance conditions based on the achievement of specified performance thresholds. The awards were based on each individual’s annual salary multiplied by a bonus multiplier percentage which had been determined by our compensation committee. The plan also allowed for additional discretionary awards to non-executive employees up to 10% of the total base salaries of non-executive employees. Additionally, the annual bonus, as it related to executive employees, was subject to the achievement of a stock price threshold for the 10 trading days ending on the last trading day of 2017, which was met. The bonuses were paid in cash, stock options, restricted stock, and a combination thereof. The number of shares underlying equity awards granted to each employee was determined based on the performance bonus amount to be paid in equity, divided by our closing stock price on the grant date and, in the case of stock options, multiplying the result by 1.67.
Our named executive officers received the following quarterly and annual incentive bonus awards during 2017:

Executive	First Quarter ($)(1)	Second Quarter ($)(2)	Third Quarter ($)(3)	Fourth Quarter ($)(4)	Fiscal Year ($)(4)	Total 2017 Bonus ($)
Terry Lingren (5)	12,500	—	—	—	—	12,500
George Holmes	23,207	15,727	21,197	29,402	27,351	116,884
Jeff Killian	28,951	17,972	20,291	24,929	23,190	115,333
Robert Hammond	23,618	18,643	16,225	15,043	21,490	95,019

(1)
Payable 50% in cash and 50% in restricted stock units, except for Mr. Lingren who received 100% in cash, with the number of restricted stock units determined by dividing the total dollar amount of the bonus to be paid in restricted stock units by the closing sales price of the Corporation’s common stock on the date of approval. The restricted stock units vested in full on May 16, 2017.

(2)
Payable 100% in stock options, with the number of stock options determined by dividing the total dollar amount of the bonus to be paid in stock options by the closing sales price of the Corporation’s common stock on the date of approval, and multiplying the result by 1.67. The stock options have a term of 10 years and vested in full on August 16, 2017.

(3)
Payable 100% in stock options, with the number of stock options determined by dividing the total dollar amount of the bonus to be paid in stock options by the closing sales price of the Corporation’s common stock on the date of approval, and multiplying the result by 1.67. The stock options have a term of 10 years and vested in full on November 16, 2017.

(4)	Payable 100% in cash.

(5)	Mr. Lingren, whose employment with us terminated on January 9, 2017, received a pro-rated bonus based on the portion of the quarter during which he was employed.
Long-term Equity Incentives. We deliver long-term incentive value through the award of stock options and restricted stock units to our employees. Awards of equity compensation are made in the discretion of our compensation committee. Employees typically receive an initial award upon joining the company, and additional awards on an annual basis.

2017 Long-term Equity Incentive Awards. Our named executive officers (other than Mr. Lingren) received the following long-term equity incentive awards during 2017:

Executive	RSUs (#)(1)
George Holmes	83,000
Jeff Killian	45,000
Robert Hammond	45,000

(1)	The RSUs vest in four equal annual installments on December 1, 2017, 2018, 2019 and 2020.
Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers during 2016 and 2017. As a “smaller reporting company,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended, or the Securities Act, we are required to provide compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. We are also providing compensation disclosure for Mr. Lingren, who served as our principal executive officer until his resignation on January 9, 2017. Throughout this proxy statement, these four officers are referred to as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation($)(2)	All Other Compensation($)(3)	Total ($)
Terry Lingren (4)	2017	34,480	—	—	—	12,500 (5)	301,784 (6)	348,764
Former Chief Executive Officer	2016	300,000	30,000	—	40,600	—	13,970	384,570

George Holmes (7)	2017	325,605	—	361,880	—	116,884 (8)	14,250	818,619
Chief Executive Officer	2016	238,269	100,000 (9)	1,011,120	—	—	5,138	1,354,527

Jeff Killian (10)	2017	276,070	—	196,200	—	115,333 (11)	14,250	601,853
Chief Financial Officer and Secretary	2016	42,400	75,000 (12)	918,000	—	—	132	1,035,532

Robert Hammond	2017	255,836	—	196,200	—	95,019 (13)	13,988	561,043
Chief Technology Officer	2016	243,710	24,371	—	34,800	—	13,653	316,534
________________

(1)
These amounts represent the grant date fair value of the stock and stock option awards determined in accordance with ASC Topic 718. These amounts may not correspond to the actual value eventually realized by the officer, which depends in part on the market value of our common stock in future periods. Assumptions used in calculating these amounts are set forth in the Notes to Consolidated Financial Statements included in this annual report on Form 10-K for the year ended December 31, 2017.

(2)
Non-equity incentive plan compensation represents incentive bonuses earned pursuant to awards granted under an incentive bonus plan which permits the compensation committee of the board, as the administrator of such plan, to settle such awards in cash, stock, options, or a combination thereof.

(3)	All Other Compensation in 2017 included the following:

Name	Severance ($)	Insurance Premiums ($)	401k Matching Contributions ($)	Total ($)
Terry Lingren	300,000	60	1,724	301,784
George Holmes	—	750	13,500	14,250
Jeff Killian	—	750	13,500	14,250
Robert Hammond	—	488	13,500	13,998

(4)	Mr. Lingren resigned as our Chief Executive Officer on January 9, 2017.

(5)	This amount was settled in cash.

(6)	This amount includes $300,000 paid to Mr. Lingren following his resignation as part of his severance arrangement with us.

(7)
Mr. Holmes’s employment with Resonant commenced on February 29, 2016, and he served as our President and Chief Commercial Officer during fiscal year 2016 and until his appointment as Chief Executive Officer on January 9, 2017.

(8)	This amount was settled by delivery of (i) $68,356.50 in cash, (ii) 2,397 restricted stock units, and (iii) 13,487 stock options.

(9)
Represents a signing bonus paid to Mr. Holmes upon the commencement of employment with Resonant. The signing bonus was applied against and reduced to zero the discretionary bonus Mr. Holmes otherwise would have received for fiscal year 2016. Mr. Holmes would have been required to repay the signing bonus in full if he voluntarily terminated his employment with Resonant other than for good reason prior to March 1, 2017.

(10)	Mr. Killian’s employment with Resonant commenced on October 24, 2016.

(11)	This amount was settled by delivery of (i) $62,594.50 in cash, (ii) 2,990 restricted stock units, and (iii) 13,990 stock options.

(12)
Represents a signing bonus paid to Mr. Killian upon the commencement of employment with Resonant. The signing bonus was applied against and reduced to zero the bonus Mr. Killian otherwise would have received for fiscal year 2017. Mr. Killian would have been required to repay the signing bonus in full if he voluntarily terminated his employment with Resonant other than for good reason prior to October 24, 2017.

(13)	This amount was settled by delivery of (i) $48,342 in cash, (ii) 2,439 restricted stock units, and (iii) 12,769 stock options.

Outstanding Equity Awards at Fiscal Year End
The following table presents certain information concerning equity awards held by our named executive officers as of December 31, 2017.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price per Share ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
George Holmes	2/29/2016	—	—	—	—	108,000 (2)	806,760	—	—
	4/25/2016	—	—	—	—	31,669 (3)	236,567	—	—
	8/8/2016	—	—	—	—	—	—	250,000 (4)	1,867,500
	10/4/2016	—	—	—	—	29,952 (5)	223,741	—	—
	2/2/2017	—	—	—	—	62,250 (6)	465,007	—	—
	8/7/2017	5,824 (7)	—	4.51	8/7/2027	—	—	—	—
	11/6/2017	7,663 (8)	—	4.62	11/6/2027	—	—	—	—
Jeff Killian	10/24/2016	—	—	—	—	150,000 (9)	1,120,500	—	—
	2/2/2017	—	—	—	—	33,750 (6)	252,113	—	—
	8/7/2017	6,655 (7)	—	4.51	8/7/2027	—	—	—	—
	11/6/2017	7,335 (8)	—	4.62	11/6/2027	—	—	—	—
Robert Hammond	12/4/2014	—	—	—	—	14,692 (10)	109,749	—	—
	2/5/2016	13,125 (11)	16,875 (11)	1.95	2/5/2026	—	—	—	—
	2/2/2017	24,513 (12)	—	4.36	2/2/2027	33,750 (6)	252,113	—	—
	8/7/2017	6,904 (7)	—	4.51	8/7/2027	—	—	—	—
	11/6/2017	5,865 (8)	—	4.62	11/6/2027	—	—	—	—
_________________

(1)	The market value of the restricted stock awards is based on the closing market price of our common stock as of December 29, 2017, which was $7.47 per share.

(2)
Represents a grant of restricted stock units, of which 27,000 shares vest on each of July 1, 2016, October 1, 2016 and January 1, 2017, and 9,000 shares vest on the first business day of each subsequent calendar quarter, commencing April 1, 2017, until fully vested.

(3)
Represents a grant of restricted stock units, of which 7,917 shares vest on each of July 1, 2016, October 1, 2016 and January 1, 2017, and 2,639 shares vest on the first business day of each subsequent calendar quarter, commencing April 1, 2017, until fully vested.

(4)
Represents a grant of restricted stock units that are subject to performance-based vesting requirements, measured quarterly, based on the average of (a) the average high daily trading price of Resonant common stock for each trading day during the last month of the applicable calendar quarter and (b) the average low daily trading price of Resonant common stock for each trading day during the last month of the applicable calendar quarter, each as reported by The Nasdaq Stock Market, LLC (the “Applicable Share Price”). The RSUs are eligible to be earned on a quarterly basis based on a linear interpolation of the Applicable Share Price between $15 per share (0% of the RSUs) and $65 per share (100% of the RSUs). Once earned, the RSUs vest and become exercisable, if at all, (y) 50% on the date such RSUs become earned and (z) 50% on September 30, 2019.

(5)
Represents a grant of restricted stock units, of which 22,465 shares vested on the date of grant, 7,489 shares vest on January 1, 2017, and 2,496 shares vest on the first business day of each subsequent calendar quarter, commencing April 1, 2017, until fully vested.

(6)	Represents a grant of restricted stock units, of which 25% vests on each of December 1, 2017, December 1, 2018, December 1, 2019 and December 1, 2020.

(7)	Vested 100% on August 16, 2017.

(8)	Vested 100% on November 16, 2017.

(9)	Represents a grant of restricted stock units, of which 12,500 vest on the first business day of calendar quarter, commencing January 2, 2017, until fully vested.

(10)	Represents a grant of restricted stock units, of which 25% vests on the first business day of each of 2016, 2017, 2018 and 2019.

(11)	Vests 1/16th on the first day of each calendar quarter, with the first installment vesting on April 1, 2016.

(12)	Vested 100% on February 16, 2017.
Executive Officer Employment Letters
We entered into an executive employment letter, dated June 17, 2013, with each of Terry Lingren and Robert Hammond, an executive employment letter, dated February 9, 2016, with George Holmes, and an executive employment letter, dated October 6, 2017, with Jeff Killian. The letters have no specific duration and provide for at-will employment. Each of our named executive officers may be entitled to receive severance benefits under a severance and change in control agreement, as described below. Mr. Lingren, whose employment with us terminated on January 9, 2017, received the severance payments described below commencing in January 2017.
Severance and Change in Control Agreements
We have entered into severance and change in control agreements with participating employees, including our named executive officers, which provide these employees with severance benefits upon the employee’s termination of employment in certain circumstances with certain additional benefits following a change in control of Resonant. These benefits provide the participating employees with enhanced financial security and incentive to remain with Resonant notwithstanding their at-will employment with us and the possibility of a change in control.
Termination Without Change in Control
If we terminate the participant’s employment with Resonant for a reason other than cause, the participant becoming disabled or the participant’s death, and the termination does not occur within twenty-four months immediately following a “change in control,” the participant will receive the following severance benefits:
Accrued Compensation: The participant will receive all accrued but unpaid paid time off, expense reimbursements, wages, and other benefits due to the participant under any Resonant -provided plans, policies, and arrangements.
Severance Payment: The participant will receive severance in an amount equal to eighteen (18) months of the participant’s base salary then in effect, immediately prior to the date of the participant’s termination of employment, less all required tax withholdings and other applicable deductions, payable as soon as practicable following the participant’s termination of employment.
Target Bonus Payment: The participant will receive a lump-sum severance payment equal to 100% of the participant’s full target bonus as in effect for the fiscal year in which the termination occurs, which amount for all participants other than the CEO will be pro-rated for the portion of the fiscal year that the participant was employed by us.
Continued Health Insurance Benefits: We will reimburse the participant for premiums for coverage of the participant and his or her eligible dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) (at the coverage levels in effect immediately prior to termination of employment) until the earliest to occur of (A) a period of twelve (12) months from the last date of employment with us, (B) the date upon which the participant becomes eligible for coverage under a health, dental, or vision insurance plan of a subsequent employer, and (C) the date the participant or his or her dependents cease to be eligible for COBRA coverage.
Equity: All of the participant’s unvested and outstanding equity awards that would have become vested had the participant remained in our employ for the twelve (12) month period following termination of employment shall immediately vest and become exercisable as of the date of termination, and the participant will have six months following termination of employment in which to exercise any stock options, stock appreciation rights, or similar rights to acquire our common stock.
Outplacement Benefits. If requested by the participant, we will pay the expense for outplacement benefits provided by a service to be determined by us for a period of six (6) months, up to a maximum dollar value of five thousand dollars ($5,000) per participant.

Termination Following Change in Control
If during the twenty-four (24) month period immediately following a change in control of Resonant, (x) we terminate the participant’s employment with us for a reason other than cause, the participant becoming disabled or the participant’s death, or (y) the participant resigns his employment for good reason, then the participant will receive the following benefits from us in lieu of the benefits described above under “Termination Without Change in Control”:
Accrued Compensation: The participant will receive all accrued but unpaid paid time off, expense reimbursements, wages, and other benefits due to the participant under any Resonant -provided plans, policies, and arrangements.
Severance Payment: The participant will receive a lump sum severance in an amount equal to eighteen (18) months of the participant’s base salary then in effect.
Target Bonus Payment: The participant will receive a lump sum severance payment equal to 100% of the participant’s full target bonus for the fiscal year in effect at the date of such termination of employment (or, if greater, as in effect for the fiscal year in which the change in control occurs).
Continued Health Insurance Benefits: We will reimburse the participant for premiums for coverage of the participant and his or her eligible dependents pursuant to the COBRA (at the coverage levels in effect immediately prior to termination of employment) until the earliest to occur of (A) a period of twelve (12) months from the last date of employment with us, (B) the date upon which the participant becomes eligible for coverage under a health, dental, or vision insurance plan of a subsequent employer, and (C) the date the participant or his or her dependents cease to be eligible for COBRA coverage.
Equity: All of the participant’s unvested and outstanding equity awards shall immediately vest and become exercisable as of the date of termination, and the participant will have six (6) months following termination of employment in which to exercise any stock options, stock appreciation rights, or similar rights to acquire our common stock.
Outplacement Benefits. If requested by the participant, we will pay the expense for outplacement benefits provided by a service to be determined by us for a period of six (6) months, up to a maximum dollar value of five thousand dollars ($5,000) per participant.
Pension Benefits and Nonqualified Deferred Compensation
We do not provide a pension plan for our employees, and none of our named executive officers participated in a nonqualified deferred compensation plan in 2017.
401(k) Plan
We maintain a tax-qualified retirement plan, or the 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) plan as of the first day of the month following the date they meet the 401(k) plan’s eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit sharing contributions to eligible participants. We have implemented a matching program, which is limited to 5% of base salary. In 2017, we made matching contributions of $284,000 into the plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We describe below transactions, and series of related transactions, since January 1, 2016 to which we were or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock, or their immediate family members, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transaction or series of related transactions to which we have been or will be a party other than compensation arrangements, which are described where required under the headings “Board of Directors and Corporate Governance - Director Compensation Table” and “Executive Compensation" and board nomination arrangements, which are described under the heading “Proposal No. One-Election of Directors-Board Nomination Agreement.”
Securities Transactions with Grayboard Investments Ltd.
Brett Conrad, a nominee for election to our board of directors at the Annual Meeting, is the sole managing member of Longboard Capital Advisors, LLC, the general partner and/or investment manager of Grayboard Investments, Ltd. (“Grayboard”).
Private Placement. On February 20, 2017, we sold 1,626,898 units at a price of $4.61 per unit to Grayboard for aggregate gross proceeds to us $7.5 million. Each unit consisted of one share of our common stock and one warrant to purchase one share of our common stock at an exercise price of $8.25 for a period commencing 6 months and ending 30 months after the closing of the offering. Pursuant to a registration rights agreement entered into with Grayboard at the closing of the offering, we registered for resale by this stockholder the shares of common stock, and the shares of common stock issuable upon exercise of the warrants, purchased from us in the offering.
Warrant Exercise Agreement. On December 19, 2017, we entered into a warrant exercise agreement with Grayboard pursuant to which Grayboard exercised in full its February 2017 warrant and purchased 1,626,898 shares of our common stock at an exercise price of $8.25 per share, for an aggregate exercise price of approximately $13.4 million, and we paid Grayboard an inducement fee of approximately $6.7 million.
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors, executive officers and certain key employees. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.
Policies and Procedures for Related Party Transactions
Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes certain information about our equity compensation plans as of December 31, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (2)	2,249,679	$4.87	2,863,546
Equity compensation plans not approved by security holders	309,669	--	--
Total	2,559,348	$4.87	2,863,546
______________

(1)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account restricted stock units, which have no exercise price.

(2)	Consists of the Amended and Restated 2014 Omnibus Incentive Plan, as amended.
Material Features of Equity Compensation Plans not Approved by Stockholders
2016 Inducement Awards. During 2016, our board of directors approved the award to newly hired executive officers of the following restricted stock units for shares of our common stock as an inducement to the executive’s entering into employment with us:

•
We granted to George B. Holmes an inducement award of restricted stock units for 216,000 shares of common stock on February 29, 2016, which restricted stock unit award vested 27,000 shares on the date of grant and on each of July 1, 2016, October 1, 2016 and January 1, 2017, 9,000 shares vested on April 1, 2017, and 9,000 shares will vest on the first business day of each subsequent calendar quarter, commencing July 1, 2017, until fully vested. As of December 31, 2017, 108,000 shares remained reserved for issuance pursuant to this award.

•
We granted to George B. Holmes an inducement award of restricted stock units for 63,337 shares of common stock on April 25, 2016, which restricted stock unit award vested 7,917 shares on the date of grant and on each of July 1, 2016, October 1, 2016 and January 1, 2017, 2,639 shares vested on April 1, 2017, and 2,639 shares will vest on the first business day of each subsequent calendar quarter, commencing July 1, 2017, until fully vested. As of December 31, 2017, 31,669 shares remained reserved for issuance pursuant to this award.

•
We granted to Jeff Killian an inducement award of restricted stock units for 200,000 shares of common stock on October 24, 2016, which restricted stock unit award vested 12,500 shares on January 2, 2017, and 12,500 shares will vest on the first business day of each subsequent calendar quarter, commencing April 1, 2017, until fully vested. As of December 31, 2017, 150,000 shares remained reserved for issuance pursuant to this award.

Equity Award to Investor Relations Firm. On December 21, 2017, we issued a restricted stock unit for an aggregate of 20,000 shares of common stock to MZHCI, LLC, an MZ Group Company, as partial consideration for investor relations advisory services to be rendered by MZ Group, which restricted stock unit award vested 6,666 shares on January 2, 2018, and 6,667 shares will vest on each of April 2, 2018 and July 2, 2018 so long as MZ Group continues to provide investor relations advisory services to us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock for:

•	each of our named executive officers;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.
The information for each beneficial owner is as of March 31, 2018, unless otherwise indicated for greater than five percent (5%) stockholders who are not officers or directors of Resonant. We have based percentage ownership of our common stock on 25,668,293 shares of our common stock outstanding as of March 31, 2018. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options held by the person that are currently exercisable or exercisable within 60 days of March 31, 2018, as well as all shares of common stock issuable pursuant to restricted stock units held by the person that are subject to vesting conditions expected to occur within 60 days of March 31, 2018. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Resonant Inc., 110 Castilian Drive, Suite 100, Goleta, California 93117.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Named Executive Officers and Directors:
Terry Lingren(1)	488,235	1.9%
George Holmes (2)	269,034	1.0%
Jeff Killian (3)	72,940	*
Robert Hammond(4)	502,974	2.5%
Brett Conrad (5)	4,229,259	21.2%
Janet Cooper (6)	57,561	*
Michael Fox (7)	1,421,367	7.0%
Alan Howe	—	*
Jack Jacobs	—	*
Joshua Jacobs	—	*
Thomas Joseph (8)	29,967	*
Richard Kornfeld (9)	82,561	*
John Major (10)	139,071	*
Jean Rankin	—	*
All executive officers and directors as a group (10 persons)(11)	3,063,710	11.7%

Other 5% Stockholders:
Peter A. Appel (12)	1,930,094	7.5%
Park City Capital Offshore Master, Ltd (13)	1,370,000	5.3%
Longboard Capital Advisors, LLC (14)	4,229,259	16.5%
*Represents beneficial ownership of less than one percent.

(1)	Consists of (i) 483,235 shares of common stock and (ii) 5,000 shares of common stock that may be acquired from us upon exercise of warrants that currently are exercisable.

(2)
Consists of (i) 233,112 shares of common stock, (ii) 8,300 shares of common stock that may be acquired from us upon exercise of warrants that currently are exercisable, (iii) 13,487 shares of common stock that may be acquired from us upon exercise of stock options that are exercisable within 60 days of March 31, 2018, and (iv) 14,135 shares of common stock that may be acquired from us upon vesting of restricted stock units within 60 days of March 31, 2018.

(3)
Consists of (i) 46,450 shares of common stock, (ii) 13,990 shares of common stock that may be acquired from us upon exercise of stock options that are exercisable within 60 days of March 31, 2018, and (iii) 12,500 shares of common stock that may be acquired from us upon vesting of restricted stock units within 60 days of March 31, 2018.

(4)
Consists of (i) 443,817 shares of common stock, (ii) 5,000 shares of common stock that may be acquired from us upon exercise of warrants that currently are exercisable, and (iii) 54,157 shares of common stock that may be acquired from us upon exercise of stock options that are exercisable within 60 days of March 31, 2018.

(5)
Consists of 4,229,259 shares of common stock owned by Blue Earth Fund, LP, Grayboard Investments, Ltd, Ptarmagin, LLC and Conrad Group Inc. Defined Benefit Plan (the “Longboard Entities”). Longboard Capital Advisors, LLC (“Longboard”), with Brett Conrad as its sole managing member, is the investment manager of the Longboard Entities or separate investment accounts or plans maintained by the Longboard Entities, and thus Longboard and Mr. Conrad possess the power to vote and/or dispose or direct the disposition of all shares owned by the Longboard Entities. The address for Mr. Conrad is 1312 Cedar Street, Santa Monica, California 90405.

(6)	Consists of 57,561 shares of common stock.

(7)
Consists of (i) 40,667 shares of common stock, (ii) 10,700 shares of common stock that may be acquired from us upon exercise of warrants that currently are exercisable, (iii) 1,035,000 shares of common stock owned by Park City Capital Offshore Master Ltd., and (iv) 335,000 shares of common stock that may be acquired by Park City Capital Offshore Master Ltd. from us upon exercise of warrants that currently are exercisable. Michael Fox, the managing member of Park City Capital, LLC, the investment manager of Park City Capital Offshore Master Ltd., has voting and dispositive power with respect to securities owned by Park City Capital Offshore Master Ltd.

(8) Consists of 29,967 shares of common stock.

(9)	Consists of (i) 62,561 shares of common stock and (ii) 20,000 shares of common stock that may be acquired from us upon exercise of warrants that currently are exercisable.

(10)	Consists of (i) 105,571 shares of common stock and (ii) 33,500 shares of common stock that may be acquired from us upon exercise of warrants that currently are exercisable.

(11)
Consists of (i) 2,537,941 shares of common stock, (ii) 417,500 shares of common stock that may be acquired from us upon exercise of warrants that currently are exercisable, (iii) 81,634 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2018, and (iv) 26,635 shares of common stock issuable pursuant to restricted stock units that are subject to vesting conditions expected to occur within 60 days of March 31, 2018.

(12)
Consists of (i) 335,000 shares of common stock, (ii) 335,000 shares of common stock that may be acquired from us upon exercise of warrants that currently are exercisable, and (iii) 1,260,094 shares of common stock owned by Lone Wolf Holdings, LLC. Peter Appel exercises voting and investment authority over the shares held by Lone Wolf Holdings, LLC. The address for Mr. Appel is 77 Oregon Road, Bedford Corners, NY 10549.

(13)
Consists of (i) 1,035,000 shares of common stock and (ii) 335,000 shares of common stock that may be acquired from us upon exercise of warrants that currently are exercisable. Michael Fox has voting and dispositive power with respect to these securities. The address for Park City Capital, LLC is 100 Crescent Court, Suite 700, Dallas, TX 75201.

(14)
Based on information set forth in a Schedule 13D/A filed with the SEC on February 5, 2018 by Longboard Capital Advisors, LLC (“Longboard”) and Brett Conrad. Consists of shares of common stock owned by Blue Earth Fund, LP, Grayboard Investments, Ltd, Ptarmagin, LLC and Conrad Group Inc. Defined Benefit Plan (the “Longboard Entities”). Longboard, with Brett Conrad as its sole managing member, is the investment manager of the Longboard Entities or separate investment accounts or plans maintained by the Longboard Entities, and thus Longboard and Mr. Conrad possess the power to vote and/or dispose or direct the disposition of all shares owned by the Longboard Entities. The address for Longboard is 1312 Cedar Street, Santa Monica, California 90405.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during 2017, all Section 16(a) filing requirements were satisfied on a timely basis except as follows:

•
Longboard Capital Advisors, LLC filed a Form 4 on October 16, 2017, reporting late (i) the purchase by Blue Earth Fund, LP of 5,300 shares of common stock and warrants to purchase 5,300 shares of common stock, and (ii) the acquisition by Conrad Group Inc. Defined Benefit Plan of 5,300 shares of common stock and warrants to purchase 5,300 shares of common stock.

2017 Annual Report and SEC Filings
Our financial statements for the fiscal year ended December 31, 2017 are included in our Annual Report on Form 10-K. Our Annual Report and this proxy statement are posted on our website at ir.resonant.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report and this proxy statement without charge by sending a written request to Secretary, Resonant Inc., 110 Castilian Drive, Suite 100, Goleta, California 93117.
Deadlines to Propose Actions for Consideration at the 2019 Annual Meeting
Stockholder Proposals for Inclusion in Proxy Statement. Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2019 Annual Meeting by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2019 Annual Meeting, our Secretary must receive the written proposal at our principal executive offices no later than December 24, 2018. In addition, stockholder proposals must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Resonant Inc.
Attention: Corporate Secretary
110 Castilian Drive, Suite 100
Goleta, California 93117

Stockholder Proposals Not for Inclusion in Proxy Statement. Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to the meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary. The written notice must contain the information specified in our bylaws. To be timely for our 2019 Annual Meeting, our Secretary must receive the written notice at our principal executive offices no earlier than February 7, 2019, and no later than the close of business on March 9, 2019.
If we hold the 2019 Annual Meeting more than 30 days before or more than 60 days after the first anniversary of the 2018 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the annual meeting and no later than the close of business on the later (i) the 90th day prior to the annual meeting; or (ii) the 10th day following the day on which public announcement of the date of the meeting is first made. If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at the meeting, we are not required to present the proposal for a vote at the meeting.

Availability of Bylaws. A copy of our bylaws may be obtained by accessing Resonant’s filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for stockholder proposals.

Resonant Inc.

RESONANT INC.
110 CASTILIAN DRIVE
SUITE 100
GOLETA, CA 93117

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

1. Election of Directors

Nominees

01) Brett Conrad 02) Janet K. Cooper 03) Michael J. Fox 04) George B. Holmes 05) Alan B. Howe
06) Joshua Jacobs 07) Jack H. Jacobs 08) John E. Major 09) Jean Rankin

The Board of Directors recommends you vote FOR the following proposal:

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000377819_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10K are available at www.proxyvote.com

RESONANT INC.
Annual Meeting of Stockholders
June 12, 2018 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) George Holmes and Jeff Killian, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of RESONANT INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on June 12, 2018, at Hilton Garden Inn, 6878 Hollister Avenue, Goleta, CA 93117, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000377819_2 R1.0.1.17